Exhibit 10.4

INTERNATIONAL DISTRIBUTION AGREEMENT

THIS AGREEMENT IS ENTERED INTO ON THIS 20th DAY OF January, 2012

BETWEEN

B-Maven, Inc. (hereinafter “BMI”), a Company registered in the State of Nevada, having its office at 3272 Reynard Way, San Diego, CA 92103 and represented by its authorized signatory Ms. Anna Celeste Jones;

AND

THE DISTRIBUTOR, ELVIE Corporation a company incorporated under the Laws of the State of Delaware (hereinafter referred to as “DISTRIBUTOR”) which term shall mean and include its successors and assigns;

WHEREAS DISTRIBUTOR is the international distributor and is engaged in marketing of consumer products to various international markets.

WHEREAS THE DISTRIBUTOR, which is engaged in the marketing of consumer products in China (hereinafter referred to as the “Territory”), has proposed to distribute various skin care products produced by BMI that are principally natural skin creams, skin lotions, and skin toners and moisturizers that are designed to beautify and promote healthier skin (hereinafter called the “PRODUCT”) which is listed in Annex - A.

Whereas BMI has agreed to represent and is desirous of supplying /exporting the PRODUCT to China, Japan, Taiwan, Singapore, Malaysia, Vietnam, & Indonesia for distribution in Territory under the terms of this agreement.

NOW THEREFORE, in consideration of the foregoing premises, the parties agree upon the following terms and conditions.

PART 1

DISTRIBUTORSHIP

Article 1: Definitions.

In this agreement the following terms shall be taken to have the following;-

The “AGREEMENT” shall mean this Agreement

The “PRODUCT” shall mean and refer to the PRODUCT listed in Annex-A hereto

“TERRITORY” shall mean and refer to the region consisting of China, Japan, Taiwan, Singapore, Malaysia, Vietnam, & Indonesia

Article 2: Distributorship.

BMI hereby appoints THE DISTRIBUTOR as its exclusive distributor for the skin care PRODUCTs which would be internationally distributed by BMI and are mentioned in Annex A hereto and marketed, sold and distributed by THE DISTRIBUTOR and or its assigns in TERRITORY and THE DISTRIBUTOR accepts the appointment and agrees to act as the exclusive DISTRIBUTOR of PRODUCT of BMI in the TERRITORY on the terms set forth below. THE DISTRIBUTOR agrees not to sell, distribute, or market any skin cares of any other manufacturer which is similar to or competes with the PRODUCT. The PRODUCT shall only be marketed and distributed in the region and provinces of China and no other territories shall be engaged unless mutual, written agreements are established between the DISTRIBUTOR and BMI.

PART 2

DUTIES AND RESPONSIBILITIES OF THE DISTRIBUTOR

Article 3:  Registration of PRODUCTS

(a) THE DISTRIBUTOR shall at its own cost, ensure and complete the Registration of PRODUCT in the TERRITORY diligently. However BMI agrees to supply to THE DISTRIBUTOR subject to obligation of confidentiality of BMI, all documents, PRODUCT samples, and any other requirements for enabling the DISTRIBUTOR to Register the PRODUCT listed in Annex A with the relevant authorities or distribution partners in the Territory.

(b) THE DISTRIBUTOR has the duty to provide BMI and inform sufficiently in advance with the requirements of information/document details for registration of THE PRODUCT with reference to the respective Authorities of the Territory, in detail.

(c) The documents and PRODUCT samples will be provided directly to THE DISTRIBUTOR who in turn will submit to the relevant authorities or distribution partners under notice to BMI. The registration files, documents, PRODUCT sample which are supplied by BMI will be used by THE DISTRIBUTOR for PRODUCT registration only and the DISTRIBUTOR shall maintain absolute confidentiality of all information disclosed to the relevant authorities and not for any other purpose. The DISTRIBUTOR has no right to divulge any part of the said files to any third party, under any circumstances and the DISTRIBUTOR is aware that BMI would be put to great financial and business loss if this obligation of confidentiality is breached by the DISTRIBUTOR.

Article 4:  Marketing authorization for the PRODUCT in the TERRITORY

(a) The DISTRIBUTOR shall obtain and keep in force at its cost and liability any and all necessary approvals, licenses from the relevant authorities in the TERRITORY to permit importation, storage and distribution, Marketing, Selling and Transportation of the PRODUCT in the TERRITORY. It is the sole responsibility/liability of the DISTRIBUTOR to comply with all legal formalities in respect of activities by the DISTRIBUTOR contemplated under this Clause for the distribution and marketing of PRODUCTS in the TERRITORY and shall keep BMI indemnified against any loss or damages in this regard.

Article 5:  Regulatory affairs

(a)  The DISTRIBUTOR will maintain good standing in the Territory at all times, and shall immediately notify BMI of any regulatory issues that arise, or that subject the PRODUCTS to any claim or liability of any kind, and provide any and all correspondence regarding same to BMI.

(b) The DISTRIBUTOR shall keep all distribution and other records to enable recall of any PRODUCTS sold at any time.

Article 6:  Information

(a) The DISTRIBUTOR shall immediately inform BMI of any observations and complaints adverse reactions made by customers concerning manufacturing defects of any PRODUCTS delivered, or of any other matters which may affect the reputation of BMI or the PRODUCTS, and the DISTRIBUTOR shall act in the best interest of BMI in such cases.

Article 7:  Sale, Marketing and Promotion

The DISTRIBUTOR shall act as an independent CONTRACTOR towards both BMI and the DISTRIBUTOR’s customers.

The DISTRIBUTOR shall buy and sell the PRODUCT in its own name, or for its assigns, and for its own account.

The DISTRIBUTOR shall buy the PRODUCT from BMI at a mutually agreed price from time to time and sell it in their name to the retail establishments, wholesale resellers, and other distributors in the Territory for one year from the date of 1st invoice. The price at which the DISTRIBUTOR sells the PRODUCTS after purchasing them from BMI will include the cost of marketing, logistics expenses and profit, solely at DISTRIBUTOR’s discretion.

The DISTRIBUTOR shall use its best efforts to sell market and diligently promote the PRODUCT in the TERRITORY. The DISTRIBUTOR shall be solely responsible for the promotional marketing, sales handling, storage, and import and distribution activities in the TERRITORY and undertake not to violate any laws/Rules/Regulations prevailing in the Territory.

ELVIE INTERNATIONAL DISTRIBUTION AGREEMENT

The DISTRIBUTOR shall sell market and promote the PRODUCT in accordance with BMI’s standards and promotional policies and requirements, in the TERRITORY.

Article 8: Trademarks and Symbols

The DISTRIBUTOR shall sell the PRODUCT under the respective brand names of BMI and the DISTRIBUTOR acknowledges that BMI is the proprietor of such brand name/s.

Article 9: Market Information and Business Targets

The DISTRIBUTOR shall keep BMI informed of all matters which are likely to be of interest or benefit to BMI including without limitation on market conditions, prices, and the state of competition.  The DISTRIBUTOR shall also inform BMI as to the names of the retail establishments or other points of sale where the PRODUCTS are being sold to the public in the Territory.

Article 10: Purchase and Stock

The DISTRIBUTOR shall be solely responsible for the imports/stores/distribution and the handling/sales of any and all stock held by the DISTRIBUTOR. The DISTRIBUTOR shall at its own cost and liability, properly dispose of and document any amount of the PRODUCT that has passed its expiry date.

Article 11: Sub-distributors and/ or agents

The DISTRIBUTOR shall, at its own liability and risk, appoint sub-distributors, sales agents and other distribution partners within the Territory at its discretion.

Article 12: Unfair competition and industrial property rights

The DISTRIBUTOR shall inform BMI of all acts of unfair competition affecting BMI and of all infringements of Intellectual property rights of BMI which come to its notice.  The DISTRIBUTOR shall assist to the best of the DISTRIBUTOR’S ability to protect BMI’S right against such acts and infringements.

Article 13: Indemnification

BMI does not make any representation or warranty, express or implied as to the accuracy and completeness of the information and disclaims any and all liability in connection with the PRODUCT information or any errors therein or omissions there from. The DISTRIBUTOR shall indemnify and keep indemnified BMI or any of their directors, officers, shareholders, owners, employees against any liability, loss or damage, which BMI or any one claiming through BMI may incur or suffer as a result of disclosure of any such information to any person in breach of the forgoing obligations, whether by the DISTRIBUTOR or any one claiming through them including but not limited to its directors, officers, employees, representatives or any other person making use of any such information.

Article 14: Confidentiality

All the information and documents given to the “DISTRIBUTOR” by “BMI” and vice-versa must be treated as strictly confidential by either of the parties and must never be handed over to any third party or person without specific prior written authorization, or pursuant to any court order or decree, and otherwise pursuant to the furtherance of DISTRIBUTOR’s duties to BMI regarding the PRODUCTS. At the time of termination of this agreement between “BMI” and “DISTRIBUTOR” either of the parties shall return/deliver to the other party, all confidential information which was received by either of the parties under this Agreement, together with any copies, extracts or other reproductions in whole or in part of such written materials. All documents, memoranda, notes and other writings whatsoever prepared by parties or their advisors based on this agreement, shall also be destroyed, and such destruction shall be certified in writing by either of the parties through their authorized officer supervising such destruction. This Article 14 shall be subject to and be limited by any state and/or federal document retention and recordkeeping requirements bourn by both parties hereto.

PART 3

Article 15:  Duties and Responsibilities of BMI

(a) BMI warrants that it holds and keeps in force an up-to-date business license issued by the respective state and/or federal agencies to manufacture and export the PRODUCTS.

ELVIE INTERNATIONAL DISTRIBUTION AGREEMENT

(b) BMI warrants that the PRODUCTS are manufactured in accordance with the norms of the country of origin (i.e.) the United States.  BMI further warrants that the PRODUCTS are manufactured in accordance with the ingredients and formulation labels on said PRODUCTS and will maintain strict quality controls to adhere to its labeling requirements.

(c) BMI shall provide the DISTRIBUTOR with all necessary documentation for the purpose of obtaining marketing authorizations concerning the PRODUCTS in the TERRITORY.  BMI will always endeavor to accept the DISTRIBUTOR’s lists of prioritization and would consider the DISTRIBUTOR’S advice.

(d) Any change of the PRODUCTS, including the manufacturing process, the ingredients used, and any specifications relative to its labeling, shall immediately be notified to the DISTRIBUTOR in order to update the permissions and documentation requirements for any distribution or retail partners or authorities in the respective TERRITORY.

Article 16: Deliveries.

BMI shall endeavor to promptly dispatch the DISTRIBUTOR’s orders which are commercially clear. BMI shall without delay inform the DISTRIBUTOR in cases where dispatch cannot take place as per terms of the order placed by the DISTRIBUTOR. BMI reserves the right not to accept DISTRIBUTOR’s orders in cases where BMI does not have the stock sufficient to meet the demand for the PRODUCTS, or said orders are not commercially clear. In either case, BMI shall immediately notify DISTRIBUTOR if it does not have the stock to fill an order, or if the order is not commercially clear.

Article 17: Marketing assistance

(a) BMI shall provide with information necessary for carrying on the DISTRIBUTOR’s activities, including information to prepare marketing materials, price list etc. The DISTRIBUTOR will keep BMI advised on Competitors pricing structures or marketing campaigns.

(b) BMI warrants that the PRODUCT supplied to the DISTRIBUTOR is free of manufacturing defects for a period of 12 months from manufacturing date, and if any manufacturing defect is found in the PRODUCT, BMI undertakes to replace the defective quantity with fresh stocks, at its cost.

Articles 18: Technical assistance

BMI shall assist the employees of the DISTRIBUTOR in acquiring knowledge of the PRODUCTS. Occasionally, the DISTRIBUTOR may exchange staff with BMI wherever possible for mutual learning of each other’s markets.

PART 4

TERMS OF DELIVERY, PRICES AND PAYMENT

Article 19: Purchase orders

Purchase orders must be submitted no later than forty five (45) days before required time of dispatch.

Purchase orders may be deemed to be accepted by BMI unless rejected by BMI within 10 (ten) working days of receipt of such Purchase orders

Article 20: Terms of delivery

BMI shall supply the PRODUCT within forty five days from acceptance of order.

The DISTRIBUTOR shall immediately upon receipt of PRODUCT at destination inspect deliveries of the PRODUCTS and shall notify BMI if any delivery of the PRODUCTS does not conform to any and all respects to the specifications of the PRODUCTS and to the terms and conditions of the respective purchase order, within 7 working days of receipt of PRODUCT at port of destination.

(c) The DISTRIBUTOR shall be solely responsible for clearance from the port of import and for distribution of the PRODUCTS in the Territory including clearance, storage, handling, packing, transportation and delivery to the DISTRIBUTOR’S customers, and shall indemnify BMI against any claims, loss which BMI may be put into by any breach committed by the DISTRIBUTOR in the Territory.

ELVIE INTERNATIONAL DISTRIBUTION AGREEMENT

Article 21: Payment

Payment shall be done by an irrevocable Letter of credit at sight, and or in certified U.S. dollars made by cashier’s check, or wire transfer. This clause may vary from time to time depending on the sub agreements as conditions prevail at the time of transaction.

Title to any of the PRODUCTS shall pass from BMI to the DISTRIBUTOR as per the terms agreed immediately upon the PRODUCTS put on board the vessel at the port of shipment (Export) in the United States, or as otherwise indicated in the purchase order.

Article 22: Taxes

All taxes and other duties payable in the TERRITORY shall be borne by the DISTRIBUTOR. All taxes and other duties payable pursuant to the manufacturing and shipment of the product to the DISTRIBUTOR shall be borne by BMI.

PART 5

DURATION AND TERMINATION OF THE AGREEMENT

Article 23: Term

(a) This agreement shall be effective for a period of one (1) years commencing from the date when the first consignment, of PRODUCT as stated in Annex "A" is dispatched from BMI. Upon expiry of this Agreement, it can be renewed for a further period of two years on mutual agreed terms by giving 30 days notice prior to the expiry date of the Agreement.

 (b) Notwithstanding anything contained in this Agreement, this Agreement may be terminated at any time when either of parties desire so, by giving (90) days prior notice in writing to the other via courier, or via U.S. mail with return receipt.

 (c) All terms and conditions of this Agreement shall remain in force during the notice period and will cease to be operative from the date of termination of this Agreement. However, termination of this Agreement will not affect in any way settlement of accounts even after the termination of this Agreement.

Article 24: Non-assignability: This agreement and rights and obligations hereunder are not transferable by either of the parties hereto, unless first agreed to in writing by both parties.

Article 25: Force Majeure

Each party shall be excused for not performing its obligations under this agreement if its performance is restricted or prevented by any cause beyond its control, including but not limited to any, acts of god, fire, explosion, weather, disease, war, insurrection, civil strife, riots, strikes, government regulations or power failure. Performance shall be excused only to the extent of and during the reasonable continuance of such disability.

Article 26: Headings

The headings of the provisions of this Agreement are for overview only and shall not prejudice the interpretation thereof.

PART 6

Article 27: Notices

Any notice required to be given under this Agreement shall be in writing and in the English language.

Article 28: Amicable Settlement of disputes

All disputes or differences arising out of this agreement shall be resolved by way of an Arbitration conducted in accordance with the provision of Arbitration and Conciliation Act, 1996 or any amendment thereof and each party shall be entitled to appoint one Arbitrator each and the two Arbitrators shall in consultation with each other appoint the third and presiding Arbitrator. The venue of Arbitration shall be in San Diego County, California, with jurisdiction pursuant to the State of California.

ELVIE INTERNATIONAL DISTRIBUTION AGREEMENT

PART 7

SIGNATURES

(x) /s/ ANNA C. JONES

(x) /s/ JOHN R. AGUERO

NAME/TITLE President

Mr. John Aguero, Executive VP

NAME OF COMPANY B-Maven, Inc.

ELVIE Corporation

ELVIE INTERNATIONAL DISTRIBUTION AGREEMENT

ANNEX - A

PRODUCTS

For:  B-Maven, Inc. (BMI)

Women’s line:

E-Scentual – face cream

E-Scentual – antioxidant anti-aging

E-Scentual – purifying cleanser

E-Scentual – exfoliating cleanser

Men’s line:

E-Scentual – face cream

E-Scentual – exfoliating cleanser

E-Scentual – purifying cleanser

ELVIE INTERNATIONAL DISTRIBUTION AGREEMENT